Exhibit 99.1
Clearwater Analytics Completes Acquisition of Wilshire Advisors’ Risk and Performance Analytics Solutions

Clearwater Wilshire Analytics Provides Best-in-Class Risk and Performance Capabilities for Front and Middle Office Clients

BOISE, Idaho, April 22, 2024 — Clearwater Analytics (NYSE: CWAN), (“Clearwater Analytics” or the “Company”), a leading provider of SaaS-based investment management, accounting, reporting, and analytics solutions, today completed its previously announced acquisition of risk and performance analytics solutions from Wilshire Advisors LLC, a leading global financial services firm. Wilshire AxiomSM, Wilshire AtlasSM, Wilshire Abacus, and Wilshire iQComposite will now be integrated with Clearwater’s solutions in the risk and performance space to create a powerful and compelling product for its clients.

Clearwater Wilshire Analytics will provide powerful analytical capabilities for investment managers and institutional asset owners, including but not limited to public pension plans, insurers, foundations, and endowments. These capabilities will enable decision makers to run performance attribution (both Brinson-style and factor-based) and risk decomposition of investment portfolios. The ability to add user-defined risk models will allow for risk analysis that can be customized for each client.

Front-office clients will benefit from portfolio construction tools, based on benchmarks and constraints, and allow for back-testing portfolios. Additionally, what-if analysis will empower clients to gauge the potential impact of different investment options and market scenarios on their portfolios.

Clearwater will continue to fulfil the diverse analytics needs of its clients by providing access to standard metrics such as the Sharpe Ratio, Jensen’s Alpha, and more. Detailed security-level computations will be available, allowing for aggregation of results by sector, duration bucket, and more, for entire portfolios. The composites platform will give asset managers the ability to strategically report on their performance by strategy, facilitating rules-based inclusion and exclusion of portfolios, with a comprehensive audit trail.

“Partnering with Wilshire and bringing their robust, time-tested models into our platform is a momentous step for us,” said Sandeep Sahai, CEO at Clearwater Analytics. “Our vision is to create the preeminent investment management solution for firms around the globe. Clearwater's integrated platform eliminates the need for multiple data reconciliations, serving as a reliable singular source of truth. The addition of these advanced analytics solutions will equip decision makers with extensive insights into their portfolios, reinforcing Clearwater’s dedication to data accuracy, operational efficiency and client growth.”

Clearwater will enhance Wilshire’s current offerings with the capabilities of its own platform, helping to make Clearwater a leading provider of comprehensive and powerful risk and performance solutions. To learn more about Clearwater Analytics, speak to an expert today.

About Clearwater Analytics

Clearwater Analytics (NYSE: CWAN), a global, industry-leading SaaS solution, automates the entire investment lifecycle. With a single instance, multi-tenant architecture, Clearwater offers award-winning investment portfolio planning, performance reporting, data aggregation, reconciliation, accounting, compliance, risk, and order management. Each day, leading insurers, asset managers, corporations, and governments use Clearwater’s trusted data to drive efficient, scalable investing on more than $7.3 trillion in assets spanning traditional and alternative asset types. Additional information about Clearwater can be found at clearwateranalytics.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the following factors in reference to Clearwater and/or the assets to be acquired: possible or assumed future results of operations, possible or assumed performance, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry, economic and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms, but are not the exclusive means of identifying such statements.

Forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which are beyond Clearwater’s control, that may cause Clearwater's actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, Clearwater's ability to successfully integrate the operations and technology of the assets to be acquired with those of Clearwater, retain and incentivize the employees related to the assets to be acquired following the close of the acquisition, retain the clients to be acquired and successfully close the acquisition of the assets to be acquired, as well as other risks and uncertainties discussed under “Risk Factors” in Clearwater’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the US Securities and Exchange Commission (the “SEC”) on February 29, 2024, and in other periodic reports filed by Clearwater with the SEC. These filings are available at www.sec.gov and on Clearwater’s website. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing Clearwater’s expectations or beliefs as of any date subsequent to the time they are made. Clearwater does not undertake to and specifically declines any obligation to update any forward-looking statements that may be made from time to time by or on behalf of Clearwater.

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Media Contact:

Claudia Cahill, Head of Communications and PR | +1 208-433-1200 | press@clearwateranalytics.com